Exhibit 3.1


                            ARTICLES OF INCORPORATION
                              (PRUSUANT TO NRS 78)

1.  Name of Corporation:

    Allmarine Consultants Corporation

2.  Resident Agent Name and Street Address:

    Incorp Services, Inc.
    3155 East Patrick Lane - Suite 1
    Las Vegas, Nevada 89120-3481

3.  Shares:

    Number of shares with par value:    100,000,000   Par Value:  $0.001
    Number of shares without par value:  -0-

4.  Names and Addresses of Board of Director/Trustees:

    Michael Chavez
    8601 RR 2222, Bldg. 1, Ste. 210
    Austin, Tx 78730

    Arthur Stone
    8601 RR 2222, Bldg. 1, Ste. 210
    Austin, Tx 78730

5.  Purpose:

    The purpose of this Coporation shall be:



6.  Names, Addresses and Signatures of Incorporators:

    Michael A. Chavez                  /s/ Michael Chavez
    8601 RR 2222, Bldg. 1 Ste. 210
    Austin, Tx 78730

7.  Certificate of Acceptance of Appointment of Resident Agent:

    I hereby accept appointment as Resident Agent for the above named corporation.


    ---------------------------------------------------------     -----------
    Authorized Signature of R.A. or On Behalf of R.A. Company        Date

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                            ARTICLES OF INCORPORATION

                                       OF

                        ALLMARINE CONSULTANTS CORPORATION


                                   ARTICLE I.

     The name of the corporation (hereinafter called the "Corporation") is:

     Allmarine Consultants Corporation

                                  ARTICLE II.

     The resident agent and registered office of the Corporation within the State of Nevada is Incorp Services, Inc., 3155 East Patrick Lane - Suite 1, Las Vegas, Nevada, 89120-3481.

                                  ARTICLE III.

     The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are as follows:

     To engage in any lawful activity for which Corporations may be incorporated under the Nevada General Corporation Law.

                                  ARTICLE IV.

     The total number of shares of stock that the Corporation shall have authority to issue is 110,000,000, consisting of 100,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and 10,000,000 shares of preferred stock par value $.001 per share ("Preferred Stock").

     Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by

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the  Board  of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                                   ARTICLE V.

     The governing Board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "director."

     The number of members constituting the first Board of Directors of the Corporation is two (2); and the name and the post office address of said members is as follows:


                NAME                                     ADDRESS
                ----                                     -------
                                              8601 RR. 2222, Bldg. 1, Ste. 210
           MICHAEL CHAVEZ                          Austin, Texas, 78730

                                              8601 RR. 2222, Bldg. 1, Ste. 210
           ARTHUR STONE                            Austin, Texas, 78730

     The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

                                  ARTICLE VI.

     No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause. The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

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                                  ARTICLE VII.

     The name and the post office address of the incorporator signing these Articles of Incorporation is as follows:


                NAME                                     ADDRESS
                ----                                     -------
                                             8601 RR. 2222, Bldg. 1, Ste. 210
           MICHAEL CHAVEZ                         Austin, Texas, 78730

                                  ARTICLE VIII.

     The Corporation shall have perpetual existence.

                                   ARTICLE IX.

     The holders of a majority of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a greater proportion.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

                                   ARTICLE X.

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Nevada General Corporation
Law,  as  the  same  may  be  amended  and  supplemented.

                                   ARTICLE XI.

     The Corporation shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented, indemnify any an all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not

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be  deemed  exclusive  of  any  other  rights  to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                  ARTICLE XII.

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XIII.

     Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

Signed  this  18  day  of  May,  2005


                                     ALLMARINE  CONSULTANTS  CORPORATION

                                     By: /s/ Michael Chavez
                                        --------------------------------
                                     Michael  Chavez,  Incorporator

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